Exhibit 99.3

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC ENTERTAINMENT HOLDINGS, INC. ANNOUNCES

CASH TENDER OFFER FOR 7.500% SENIOR SECURED NOTES DUE 2029

LEAWOOD, KANSAS - (September 21, 2026) -- AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC” or the “Company”) announced today that it has commenced a cash tender offer (the “Tender Offer”) to purchase any and all of the outstanding 7.500% Senior Secured Notes due 2029 (the “Notes”) listed in the following table upon the terms and conditions described in the offer to purchase, dated September 21, 2026 (the “Offer to Purchase”).

Title Security	CUSIP/ISIN Numbers(1)	Principal Amount Outstanding	Purchase Price per $1,000 of Notes (2)
7.500% Senior Secured Notes due 2029	CUSIP: 00165CBA1 (144A) / U0237LAN5 (Regulation S) ISIN: US00165CBA18 (144A) / USU0237LAN56 (Regulation S)	$359,964,500	$1,009.70

(1) No representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers listed in this press release or printed on the Notes. They are provided solely for the convenience of holders of the Notes.

(2) In addition to the Purchase Price, holders of the Notes will also receive in cash an amount equal to accrued and unpaid interest on the Notes from the last interest payment date up to, but not including, the initial date of payment of the Purchase Price for the Notes.

The Tender Offer is being made pursuant to the terms and conditions contained in the Offer to Purchase, a copy of which may be obtained from D.F. King & Co., Inc., the tender agent and information agent for the Tender Offer, by emailing amctheatres@dfking.com or by calling (800) 488-8095 or, for banks and brokers, (646) 963-9141. A copy of the Offer to Purchase is also available at the following web address: www.dfking.com/amctheatres.

The Tender Offer will expire at 5:00 p.m., New York City time, on September 30, 2026 unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Time”). Tendered Notes may be withdrawn at any time before the Expiration Time. Holders of Notes must validly tender and not validly withdraw their Notes before the Expiration Time to be eligible to receive the consideration for their Notes.

Settlement for Notes tendered prior to the Expiration Time and accepted for purchase will occur promptly after the Expiration Time, which is expected to be October 5, 2026 (the “Settlement Date”), assuming that the Tender Offer is not extended or earlier terminated.

Additionally, the Company intends, but is not obligated, to call for redemption on or about February 15, 2027 any Notes that are not tendered in the Tender Offer, at the then applicable redemption price of 100.000% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, and to satisfy and discharge the Company’s remaining obligations under the Notes and the indenture governing the Notes on the Settlement Date by irrevocably depositing with CSC Delaware Trust Company (as successor to U.S. Bank Trust Company, National Association), the trustee, on the Settlement Date cash and/or U.S. government securities sufficient to pay the redemption price. However, there can be no assurance that any Notes will be redeemed or that the Company will satisfy and discharge its remaining obligations under the Notes and the indenture governing the Notes.

The Tender Offer is conditioned upon the satisfaction of certain conditions, including the consummation, at or prior to the Settlement Date, of one or more debt financing transactions (including a contemporaneous offering (the “New Notes Offering”) of new first lien notes (the “New Notes”) by the Company in a private offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”)), resulting in aggregate gross proceeds to the Company of at least $3,970 million (the “Financing Condition”), and other general conditions described in the Offer to Purchase. The Tender Offer is not conditioned upon any minimum amount of Notes being tendered. The Tender Offer may be amended, extended, terminated or withdrawn. The Company expects to pay for the Notes purchased in the Tender Offer, the fees and expenses of the Tender Offer, and the redemption price of, and accrued and unpaid interest on, any Notes not purchased in the Tender Offer, with the net proceeds of one or more debt financing transactions, including the New Notes Offering, together with cash on hand.

When considering any potential allocation of notes in the New Notes Offering, the Company intends, but is not obligated, to give some degree of preference to those investors who, prior to such allocation, have validly tendered, or have indicated to the Company or the Dealer Managers their firm intention to tender Notes in the Tender Offer. When determining allocations of the notes in the New Notes Offering, the Company intends to give some degree of preference to such investors. However, the Company will consider various factors in making allocation decisions and is not obliged to allocate any notes in the New Notes Offering to an investor who has validly tendered or indicated to the Company or the Dealer Managers a firm intention to tender any Notes it holds pursuant to the Tender Offer and if allocated, the allocated amount may be more or less than the amount tendered and accepted to purchase.

The Company has retained Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. to serve as the Dealer Managers for the Tender Offer. Questions regarding the terms of the Tender Offer may be directed to Wells Fargo Securities, LLC at (704) 410-4235 (collect) or (866) 309-6316 (toll-free) or Deutsche Bank Securities Inc. at (212) 250-7527 (collect) or (855) 287-1922 (U.S. toll-free).

This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offer and does not constitute a notice of redemption for the Notes. The New Notes and the guarantees in respect thereof have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction. The New Notes may not be offered in the United States absent registration or an exemption from registration. This press release does not constitute an offer to sell or the solicitation of an offer to buy any New Notes. Any investment decision to purchase any New Notes should be made solely on the basis of information contained in the offering memorandum to be prepared in connection with the issue and offering of the New Notes, which will include the final terms of the New Notes, and no reliance is to be placed on any information other than that contained in the offering memorandum. Subject to compliance with applicable securities laws and regulations, the offering memorandum will be available to those reasonably believed to be qualified institutional buyers from the Dealer Managers on request.

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the United States, the largest in Europe and the largest throughout the world with approximately 850 theatres and 9,600 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty and subscription programs, website, and mobile apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. For more information, visit www.amctheatres.com.

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com. We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this press release or the Offer to Purchase. Investors interested in automatically receiving news and information when posted to our website can also visit www.investor.amctheatres.com to sign up for email alerts.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In many cases, these forward-looking statements may be identified by the use of words such as “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “indicates,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Examples of forward-looking statements include statements the Company makes regarding the timing and outcome of the Tender Offer, the Company’s intention to redeem any notes not tendered and the timing thereof, completion and timing of the New Notes Offering and the use of proceeds therefrom, impacts of the industry box office in North America and European industry attendance, the Company’s expected revenue, net loss, capital expenditures, diluted loss per share, Adjusted EBITDA and estimated cash and cash equivalents, the potential for sustained growth, the Company’s cash generation potential, the potential for further debt equitization, the ability to achieve the Company’s AMC Go Plan, the Company’s financial runway and the continued box office recovery as well as the future box office outlook, including with respect to the full year 2026, changing market dynamics and capitalizing on opportunities to further strengthen AMC’s balance sheet. Any forward-looking statement speaks only as of the date on which it is made. These forward-looking statements may include, among other things, statements related to AMC’s current expectations regarding the performance of its business, financial results, liquidity and capital resources and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to: the sufficiency of AMC’s existing cash and cash equivalents and available borrowing capacity; AMC’s ability to obtain additional liquidity, which if not realized or insufficient to generate the material amounts of additional liquidity that will be required unless it is able to achieve more normalized levels of operating revenues, likely would result with AMC seeking an in-court or out-of-court restructuring of its liabilities; the effectiveness of the refinancing transactions completed in the third quarter of 2025 and the ability to further equitize existing debt; increased use of alternative film delivery methods or other forms of entertainment; the continued recovery of the North American and international box office; AMC’s significant indebtedness, including its ability to meet its covenants and limitations on AMC's ability to take advantage of certain business opportunities imposed by such covenants; shrinking exclusive theatrical release windows; the seasonality of AMC’s revenue and working capital; intense competition in the geographic areas in which AMC operates; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; motion picture production, promotion, marketing, and performance including labor stoppages affecting the production, supply and release schedule of theatrical motion picture content and choice of distributors to release fewer feature-length films as a result of the additional financial burden imposed by tariffs; the use of artificial intelligence (“AI”) technology in the filmmaking process and audience acceptance of movies made utilizing AI technology; general and international economic, political, regulatory and other risks, including but not limited to rising interest rates; AMC’s lack of control over distributors of films; limitations on the availability of capital, including on the authorized number of AMC common stock (the “Common Stock”); dilution of voting power caused by recent sales of Common Stock and through the issuance of Common Stock underlying Muvico, LLC’s exchangeable notes and the issuance of preferred stock; future offerings of debt, which would be senior to the Common Stock for purposes of distributions or upon liquidation, and which could adversely affect the market price of the Common Stock; AMC’s ability to achieve expected synergies, benefits and performance from its strategic initiatives; AMC’s ability to refinance its indebtedness on favorable terms; AMC’s ability to optimize its theatre circuit; limitations on AMC’s ability to utilize interest expense deductions annually under Section 163(j) of the Internal Revenue Code of 1986, as amended, as amended by the One Big Beautiful Bill Act of 2025; AMC’s ability to recognize interest deduction carryforwards, net operating loss carryforwards, and other tax attributes to reduce future tax liability; supply chain disruptions, labor shortages, increased cost and inflation; and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, the Company cautions you against relying on forward-looking statements, which speak only as of the date they are made.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” and elsewhere in the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as the Company’s other filings with the SEC, copies of which may be obtained by visiting the Company’s Investor Relations website at investor.amctheatres.com or the SEC’s website at www.sec.gov.

AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

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